                                                                    EXHIBIT (b)

         UNAUDITED PRO FORMA COMPANY COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (AMOUNTS IN THOUSANDS EXCEPT AMOUNTS PER SHARE)

       The following unaudited pro forma consolidated condensed financial statements (the "Pro Forma Financial Statements") of the Company are derived from the audited financial statements of Tokheim and the RPS Division and have been adjusted to illustrate the effects of the Transactions. The Unaudited Pro Forma Consolidated Condensed Financial Statements and accompanying notes should be read in conjunction with the consolidated financial statements of Tokheim which were filed with Tokheim's Annual Report on Form 10-K for the year ended 1997, and the combined financial statements of the RPS Division, including the notes thereto, appearing elsewhere in this Form 8-K. The pro forma statement of earnings includes the RPS Division's combined statement of income for the year ended December 31, 1997 and Tokheim's consolidated statement of earnings for the year ended November 30, 1997. The pro forma balance sheet includes the RPS Division's combined balance sheet as of December 31, 1997 and Tokheim's consolidated balance sheet as of November 30, 1997. These pro forma statements give effect to Tokheim's acquisition (the "MSI Acquisition") of Management Solutions, Inc. ("MSI"), completed in December, 1997, the 1998 common stock offering by Tokheim (the "Common Stock Offering") and the Transactions, and related purchase accounting adjustments, as if these events had taken place on December 1, 1996 for the statement of earnings and on November 30, 1997 for the balance sheet. The Pro Forma Financial Statements are not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing MSI acquisition, the Common Stock Offering and the Transactions had been consummated on the indicated dates.

    The Acquisition has been accounted for using the purchase method of accounting. Therefore the RPS Division's equity has been eliminated in the pro forma consolidated condensed statements. The allocation of the aggregate purchase price included in the Unaudited Pro Forma Consolidated Condensed Financial Statements is preliminary.

    UNAUDITED COMPANY COMBINED PRO FORMA CONSOLIDATED CONDENSED STATEMENT
               OF EARNINGS FOR THE YEAR ENDED NOVEMBER 30, 1997


                                                                                        TOKHEIM
                                                         TOKHEIM PRO                 PRO FORMA FOR
                                                          FORMA FOR                   COMMON STOCK
                                                           COMMON    REFINANCING       OFFERING,
                                                            STOCK        AND        MSI ACQUISITION,
                                      (a) RPS     RPS     OFFERING   ACQUISITION     REFINANCING &
                            RPS      DIVISION   DIVISION   AND MSI    PRO FORMA       RPS DIVISION
                          DIVISION  ADJUSTMENTS ADJUSTED ACQUISITION ADJUSTMENTS      ACQUISITION
                          --------  ----------- -------- ----------- -----------    ----------------
Net sales...............  $344,248    $   --    $344,248  $393,272    $    --           $737,520
Cost of sales, exclusive
 of items listed below..   303,196     (9,125)   294,071   287,752        (850)(b)       580,973
Selling, general and
 administrative
 expenses...............    48,798    (11,480)    37,318    70,028         --            107,346
Depreciation and
 amortization...........     3,902      3,973      7,875    10,490       6,044 (c)        24,409
Merger and acquisition
 costs and other unusual
 items..................                2,338      2,338     3,493         --              5,831
                          --------    -------   --------  --------    --------          --------
Operating income (loss).   (11,648)    14,294      2,646    21,509      (5,194)           18,961
Interest expense, net...     1,418        --       1,418    10,570      31,159 (d)        43,147
Other expense (income),
 net....................       433        --         433    (1,039)        --               (606)
                          --------    -------   --------  --------    --------          --------
Earnings (loss) before
 income taxes and
 extraordinary loss.....   (13,499)    14,294        795    11,978     (36,353)          (23,580)
Income taxes............    (6,779)     7,178        399     1,895                         2,294
                          --------    -------   --------  --------    --------          --------
Earnings (loss) before
 extraordinary loss.....  $ (6,720)   $ 7,116   $    396  $ 10,083    $(36,353)         $(25,875)
                          ========    =======   ========  ========    ========          ========
Preferred stock
 dividends ($1.94 per
 share).................                                  $ (1,512)                     $ (1,512)
                                                          ========                      ========
Earnings (loss) before
 extraordinary loss
 applicable to common
 stock..................                                  $  8,571                      $(27,387)
Earning (loss) per
 common share:
 Basic
  Before extraordinary
   loss.................                                  $   0.70                      $  (2.24)
                                                          ========                      ========
  Weighted average
   shares outstanding...                                    12,253                        12,253
                                                          ========                      ========
Diluted
  Before extraordinary
   loss.................                                  $   0.65                      $  (2.24)
                                                          ========                      ========
Weighted average
  shares outstanding....                                    13,237                        12,253
                                                          ========     =======          ========
EBITDA (as defined, see
 Note 1)................  $   (274)   $12,730   $ 12,456  $ 36,925    $    850          $ 50,231
                          ========    =======   ========  ========    ========          ========
Adjusted EBITDA (as
 defined, see Note 2)...                                                                  78,931
                                                                                        ========

                                      18

                                                                    EXHIBIT (a)
          UNAUDITED PRO FORMA COMPANY COMBINED CONSOLIDATED CONDENSED
                     BALANCE SHEET AS OF NOVEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                                             TOKHEIM
                                                                                            PRO FORMA
                                                                                            FOR COMMON
                                                            TOKHEIM PRO   REFINANCING    STOCK OFFERING,
                                        (e)                  FORMA FOR        AND        MSI ACQUISITION,
                                        RPS       RPS      COMMON STOCK   ACQUISITION     REFINANCING &
                            RPS      DIVISION   DIVISION   OFFERING AND    PRO FORMA       RPS DIVISION
                          DIVISION  ADJUSTMENTS ADJUSTED  MSI ACQUISITION ADJUSTMENTS      ACQUISITION
                          --------  ----------- --------  --------------- -----------    ----------------
ASSETS:
Current assets:
 Cash and cash
  equivalents...........  $  7,321   $ (7,321)  $    --      $  7,458      $  (2,000)(h)     $  5,458
 Accounts receivables,
  net...................   102,540     (3,620)    98,920       84,164            --           183,084
 Net inventory..........    58,859        --      58,859       64,508            --           123,367
 Other current assets...    11,872        --      11,872        6,711            --            18,583
                          --------   --------   --------     --------      ---------         --------
     Total current
      assets............   180,592    (10,941)   169,651      162,841         (2,000)         330,492
Property, plant &
 equipment, net.........    32,183        --      32,183       42,221            --            74,404
Other tangible assets...     1,326        --       1,326        9,191            --            10,517
Goodwill................    51,757    (51,757)       --        62,695        241,765 (f)      304,460
Other noncurrent assets
 and deferred charges...     3,576        --       3,576       19,561          6,632 (g)       29,769
                          --------   --------   --------     --------      ---------         --------
     Total assets.......  $269,434   $(62,698)  $206,736     $296,509      $ 246,397         $749,642
                          ========   ========   ========     ========      =========         ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Liabilities:
 Current liabilities:
   Current portion long-
    term debt...........  $     46   $    --    $     46     $  2,391      $     --          $  2,437
   Notes payable, bank..       --         --         --            98            --                98
   Cash overdraft.......    12,614    (12,614)       --        10,575            --            10,575
   Accounts payable and
    accruals............    94,526     (6,781)    87,745      105,818         27,575 (h)      221,138
                          --------   --------   --------     --------      ---------         --------
     Total current
      liabilities.......   107,186    (19,395)    87,791      118,882         27,575          234,248
 Long-term debt.........       --         --         --         4,397                           4,397
 New credit agreement...       --         --         --         8,158        151,339 (i)      159,497
 Senior subordinated
  notes.................       --         --         --        55,000        195,000 (i)      250,000
 Guaranteed ESOP
  obligation............       --         --         --         9,429            --  (i)        9,429
 Junior subordinated
  seller PIK notes......       --         --         --           --          10,000 (i)       10,000
 Postretirement
  benefits..............     4,188        --       4,188       14,378            --            18,566
 Minimum pension
  liability.............       --         --         --         2,173            --             2,173
 Minority interest......       133        --         133        1,319            --             1,452
 Other long-term
  liabilities...........     3,657        --       3,657        5,511            --             9,168
                          --------   --------   --------     --------      ---------         --------
     Total liabilities..   115,164    (19,395)    95,769      219,247        383,914          698,930
Redeemable convertible
 preferred stock........       --         --         --        24,000            --            24,000
Guaranteed ESOP
 obligation.............       --         --         --        (9,429)           --            (9,429)
Preferred treasury stock
 at cost................       --         --         --        (4,718)           --            (4,718)
                          --------   --------   --------     --------      ---------         --------
     Total preferred
      equity............       --         --         --         9,853                           9,853
Common stock............   162,144        --     162,144       88,882       (162,144)(j)       88,882
Minimum pension
 liability..............       --         --         --        (2,173)           --            (2,173)
Foreign currency
 translation
 adjustments............    (1,566)       --      (1,566)     (18,048)         1,566 (j)      (18,048)
Retained earnings
 (accumulated deficit)..    (6,308)   (43,303)   (49,611)      (1,112)        23,061 (k)      (27,662)
Common treasury stock at
 cost...................       --         --         --          (140)           --              (140)
                          --------   --------   --------     --------      ---------         --------
     Total common
      equity............   154,270    (43,303)   110,967       67,409       (137,517)          40,859
                          --------   --------   --------     --------      ---------         --------
      Total liabilities
       and Shareholders'
       equity...........  $269,434   $(62,698)  $206,736     $296,509      $ 246,397         $749,642
                          ========   ========   ========     ========      =========         ========

Note 1 EBITDA (as used in this Form 8-K) represents earnings (loss) from continuing operations before income taxes, extraordinary loss from debt extinguishment, net interest expense, depreciation and amortization, merger and acquisition costs and other unusual items and minority interest.

  The following table calculates EBITDA (as defined) using data extracted from the Unaudited Pro Forma Company Combined Consolidated Condensed Financial Statements, included elsewhere herein:

                                                                                       TOKHEIM
                                                                                    PRO FORMA FOR
                                                           TOKHEIM PRO                  COMMON
                                                            FORMA FOR  REFINANCING STOCK OFFERING,
                                                             EQUITY        AND     MSI ACQUISITION,
                                          RPS       RPS     OFFERING   ACQUISITION  REFINANCING &
                              RPS      DIVISION   DIVISION   AND MSI    PRO FORMA    RPS DIVISION
                            DIVISION  ADJUSTMENTS ADJUSTED ACQUISITION ADJUSTMENTS   ACQUISITION
                            --------  ----------- -------- ----------- ----------- ----------------
   Earnings (loss) before
    income taxes and
    extraordinary loss..... $(13,499)   $14,294   $   795    $11,978    $(36,353)      $(23,580)
   Interest expense, net...    1,418        --      1,418     10,570      31,159         43,147
   Depreciation and
    amortization...........   11,777     (3,902)    7,875     10,490       6,044         24,409
   Merger and acquisition
    cost and other unusual
    items..................      --       2,338     2,338      3,493         --           5,831
   Minority interest.......       30        --         30        394         --             424
                            --------    -------   -------    -------    --------       --------
       EBITDA.............. $   (274)   $12,730   $12,456    $36,925    $    850       $ 50,231
                            ========    =======   =======    =======    ========       ========

  EBITDA is used as a financial indicator of the Company's ability to service debt, although the precise definition of EBITDA is subject to variation among companies. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. For additional information concerning Tokheim's historical cash flows, see the consolidated statement of cash flows included elsewhere herein.
Note 2 Adjusted EBITDA (as defined) is EBITDA (as defined) plus the following anticipated cost savings that the Company believes it can achieve in the first full fiscal year after the Acquisition.

                                                         AFTER       AFTER
                                                       ONE FULL    THREE FULL
                                                      FISCAL YEAR FISCAL YEARS
                                                      ----------- ------------
        ESTIMATED ANNUAL COST SAVINGS:
         Combined manufacturing capabilities.........   $20,300     $26,000
         Integrated European service organizations...     1,800       9,000
          Elimination of general and administrative
           redundancies..............................     2,300       5,000
         Reduced raw material cost...................     2,500       5,500
         Reduced foreign currency exposure...........     1,800       1,800
                                                        -------     -------
            Total estimated annual savings...........   $28,700     $47,300
                                                        =======     =======

  Combined manufacturing capabilities--The Company intends to consolidate substantially all of its dispenser manufacturing into three facilities. Management expects to generate approximately $26,000 of annual savings, $20,300 of which is expected to be achieved in the first full fiscal year after the Acquisition. These savings include personnel reductions and elimination of fixed costs associated with the closed facilities.
  Integrated European service organizations--The Company plans to combine the service functions of the RPS Division and Tokheim into a single organization. Management expects to generate approximately $9,000 of annual savings, $1,800 of which is expected in the first full fiscal year after the Acquisition through a reduction in personnel and the disposition of an estimated 100 excess vehicles.
  Elimination of general and administrative redundancies--Management intends to eliminate redundant administrative staff. Management estimates that approximately $5,000 of annual cost savings are achievable from such reductions, $2,300 of which is expected in the first full fiscal year after the Acquisition.
  Reduced raw material cost--Management believes that benefits from the combined volume purchasing power of the consolidated company will result in volume discounts as well as rationalization of products and use of common parts are expected to reduce the annual cost of materials by approximately 1.5% or $5,500, $2,500 of which is expected in the first year after the Acquisition.
  Reduced foreign currency exposure--Schlumberger's RPS Division incurred a $2,458 loss in 1997 from currency exchange losses connected with intercompany purchases of inventory. Management believes that the utilization of hedging techniques would reduce these future losses by approximately $1,800 per annum.
  In addition, management expects to realize savings from other areas: (i) reduced manufacturing costs resulting from product standardization and elimination of redundant products; (ii) productivity and efficiency improvement resulting from increased capacity utilization levels; (iii) reduced administrative expense items such as insurance and supplies; and
  (iv) cost savings from bringing in-house, various manufacturing operations that the RPS Division currently outsources, such as metal fabrication.
  It is anticipated that approximately $0.5 million of capital expenditures and approximately $3.8 million of noncash and $27.9 million of cash expenditures, will be required to realize the $47.3 million of cost savings. The savings described above are based on estimates and assumptions made by the Company that are inherently uncertain, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of management. There can be no assurance that such savings will be achieved. See "Special Note Regarding Forward-Looking Statements."
(a) The adjustments to the RPS Division's financial statements reflect amounts that have been reclassified to conform to Tokheim's presentation and to remove certain costs associated with operations as a division of Schlumberger. The details of these reclassifications and adjustments are as follows:

   Cost of sales:
    Reclassification of manufacturing depreciation and amortization to depreciation and amortization.................................  $(7,087)
    Reclassification of personnel reductions (restructuring) to
     merger and acquisitions and other unusual items..................     (350)
    Reflects an adjustment related to operations of Schlumberger's
     Abbeville facility for fiscal 1997 which will not be purchased
     by Tokheim.......................................................     (700)
    Reclassification of nonrecurring warranty cost associated with design flaws in new product launches. These design flaws were
     corrected and are not expected to impact ongoing operations......     (988)
                                                                        -------
        Total adjustments and reclassification from cost of sales.....   (9,125)
                                                                        =======
   Selling, general, and administrative expenses:
    Adjustment to management and technical fees charged by
     Schlumberger to its subsidiaries net of expenses Tokheim expects
     to incur.........................................................   (9,692)
    Reclassification of selling, general and administrative
     depreciation and amortization to depreciation and amortization...     (788)
    Reclassification of personnel reductions (restructuring) to
     merger and acquisition costs and other unusual items.............     (800)
    Reclassification of other miscellaneous items to merger and
     acquisition costs and other unusual items........................     (200)
                                                                        -------
        Total adjustments and reclassifications from selling, general and administrative expenses..................................  (11,480)
                                                                        =======
   Depreciation and amortization:
    Reclassification of manufacturing depreciation and amortization...    7,087
    Reclassification of selling, general and administrative
     depreciation and amortization....................................      788
    Elimination of preexisting goodwill amortization that Tokheim is
     not purchasing...................................................   (3,902)
                                                                        -------
        Total adjustments and reclassifications to depreciation and
         amortization.................................................    3,973
                                                                        -------
   Merger and acquisition costs and other unusual items:
    Reclassification of personnel reductions (restructuring) from
     cost of sales....................................................      350
    Reclassification of personnel reductions (restructuring) from
     selling, general and administrative expenses.....................      800
    Reclassification of nonrecurring warranty cost associated with design flaws in new product launches. These designs were
     corrected and are not expected to impact ongoing operations......      988
    Reclassification of other miscellaneous items from selling,
     general and administrative costs.................................      200
                                                                        -------
        Total adjustments and reclassifications to merger and
         acquisition costs and other unusual items....................    2,338
                                                                        -------
   Effect of all adjustments on pretax income.........................   14,294
   Tax effect on adjustments using the RPS Division's calculated tax
    rate of 50.2%.....................................................    7,178
                                                                        -------
        Effect of all adjustments on net earnings.....................  $ 7,116
                                                                        =======
   The contract is noncancellable and requires minimum annual payments
    of $850 per annum to Tokheim over the next five years.............  $   850
                                                                        =======

(b) Reflects a pro forma adjustment for technology and licensing fees contractually payable by Schlumberger to Tokheim. These fees relate to certain services and licenses provided to Schlumberger by Tokheim.
(c) The pro forma adjustment represents the amortization of goodwill associated with the Acquisition as follows:

                                                       ANTICIPATED     ANNUAL
                                               GROSS   AMORTIZATION AMORTIZATION
                                               AMOUNT     PERIOD       AMOUNT
                                              -------- ------------ ------------
   Purchased goodwill........................ $241,765   40 years      $6,044
                                              ========   ========      ======

(d) The pro forma adjustments to interest expense, net, were calculated as follows:

     Tokheim's pro forma interest expense for the MSI Acquisition and the Common Stock Offering.......................................  $10,570
     RPS Division's historical interest expense, net..................    1,418
                                                                        -------
          Total.......................................................   11,988
     Plus: Interest expense on borrowings under:
      New Credit Agreement ($168,926 at interest rates ranging from
       6.60% to 9.4%, spread between four different facilities).......   14,321
      Junior Subordinated Seller PIK Note (interest rate of 12.0%)....    1,200
      New Senior Subordinated Notes due 2008 (assumed rate of 10.0%)..   25,000
                                                                        -------
          Total.......................................................   40,521
     Less: Interest expense on:
      Tokheim debt being refinanced:
        Existing Credit Agreement.....................................   (1,717)
        11 1/2% Senior Subordinated Notes.............................   (6,325)
      RPS Division....................................................   (1,418)
                                                                        -------
          Total.......................................................   (9,460)
                                                                        -------
          Subtotal....................................................   43,049
     Amortization of debt issuance costs:
      Remove:
        Existing Credit Agreement.....................................   (1,380)
        11 1/2% Senior Subordinated Notes.............................     (307)
      Add:
        New Credit Agreement..........................................    1,005
        New Senior Subordinated Notes due 2008........................      780
                                                                        -------
      Pro forma interest expense, net.................................  $43,147
                                                                        =======

  Interest expense, net, includes that portion of interest with respect to the Guaranteed ESOP Obligation which is not paid through dividends on, or redemptions of, the ESOP Preferred Stock.
(e) The following table summarizes the adjustments made to the RPS Division's audited financial statements to conform them to the terms and conditions as outlined in the Purchase Agreement.

   Assets:
    Cash not being purchased........................................ $ (7,321)
    Reduction of accounts receivable for related party receivables
     not being purchased............................................   (3,620)
    Pre existing goodwill not being purchased.......................  (51,757)
                                                                     --------
        Total adjustments to assets................................. $(62,698)
                                                                     ========
   Liabilities:
    Cash overdraft not being assumed................................ $(12,614)
    Reduction of accounts payable and accruals for related party
     payables not being assumed.....................................   (6,781)
                                                                     --------
        Total adjustments to liabilities............................  (19,395)
   Shareholders' Equity:
    Net adjustment to retained earnings for the above adjustments of assets and liabilities......................................  (43,303)
                                                                     --------
        Total adjustments to liabilities and shareholders' equity... $(62,698)
                                                                     ========

(f) This amount represents the excess of cost over the fair value of the net assets of the RPS Division acquired and the deferred costs associated with the Acquisition.

   Total purchase price of the RPS Division......................... $335,000
    Estimated post closing purchase price adjustment................   (4,500)
    Warrants issued to Schlumberger.................................   (5,000)
                                                                     --------
      Adjusted purchase price.......................................  325,500
    Book value of the RPS Division net assets, as adjusted, which is estimated to approximate fair value.........................  110,967
                                                                     --------
   Excess of cost over fair value of net assets acquired............  214,533
   Deferred costs associated with the Acquisition:
      Legal and financial advisory fees.............................    3,750
      Direct acquisition costs (see note below).....................   23,482
                                                                     --------
    Total goodwill.................................................. $241,765
                                                                     ========

Note 3: Under the terms of a letter agreement, the Company has the option, and intends, to finance $5,000 of the purchase price by issuing Schlumberger a warrant to purchase, for a nominal price, shares of Tokheim common stock. The number of shares for which the warrant may be exercised will equal the number of shares whose value at the close of business on the business day before the closing date for the Acquisition equals $5,000. The warrant will expire five years after the closing date.

(g) This amount represents the pro forma adjustment necessary to reflect the Company's write-off of previous unamortized debt issuance cost and the capitalization of the new debt issuance costs associated with the new financing plan. The existing issuance costs will be written-off as a charge to extraordinary loss from debt extinguishment in the period incurred.

   Write-off of deferred issuance costs associated with the Existing
    Credit Agreement................................................. $ (4,693)
   Write-off of deferred issuance costs associated with the 11 1/2%
    Senior Subordinated Notes........................................   (2,925)
                                                                      --------
        Subtotal.....................................................   (7,618)
   Capitalization of estimated deferred issuance costs associated
    with the New Credit Agreement....................................    6,450
   Capitalization of estimated deferred issuance costs associated
    with the New Senior Subordinated Notes due 2008..................    7,800
                                                                      --------
        Net adjustment to reflect the fees associated with the
         financing of the Acquisition and refinancing of existing
         debt........................................................ $  6,632
                                                                      ========
  The deferred debt issuance costs associated with the New Credit Agreement and the New Senior Subordinated Notes will be amortized over the life of the respective agreements on a straight line basis.
(h) Pro forma adjustment to accounts payable and accruals:
   Accrued interest on $55,000 of 11 1/2% Senior Subordinated Notes to be redeemed................................................... $ (2,107)
   Accruable restructuring expenses..................................    6,200
   Accrued integration plan costs....................................   23,482
                                                                      --------
                                                                      $ 27,575
                                                                      ========
  Included in accrued liabilities are certain costs Tokheim believes will be spent to close down redundant operations in connection with the reorganization and rationalization of the RPS Division. The table below summarizes the costs included in goodwill and accrued liabilities as they relate to the integration plan for the RPS Division. The amounts do not include costs associated with consolidation of previously existing Tokheim subsidiaries, which will be expensed as incurred, nor do these costs benefit production in future periods.
   Personnel reductions.............................................. $ 18,602
   Closure of redundant facilities...................................    4,880
                                                                      --------
        Total........................................................ $ 23,482
                                                                      ========
  In addition to the above expenditures, the Company expects to spend approximately $500 for capital projects with future benefits. The Company estimates future accruable restructuring charges related to the integration plan at approximately $6,200. In addition, nonaccruable operating charges associated with the plan, which will be expensed as incurred, are estimated at $2,000. These amounts have been aggregated and shown as a reduction of cash of $2,000, an increase in accrued expenses of $6,200 and an aggregate reduction of retained earnings of $8,200. (see also Note (k) below)
(i) This amount reflects the repayment of existing Tokheim and RPS Division debt with the proceeds of the offering of the New Senior Subordinated Notes due 2008 and borrowings under the New Credit Agreement.
   Borrowings under the New Credit Agreement......................... $159,497
   Borrowings under the New Credit Agreement (refinance preferred
    ESOP obligation).................................................    9,429
   Issuance of   % Senior Subordinated Notes due 2008................  250,000
   Junior Subordinated Seller PIK Notes..............................   10,000
   Repay:
    Borrowings under the Existing Credit Agreement...................   (8,158)
    Borrowings under the Existing Credit Agreement (refinance
     preferred ESOP obligation)......................................   (9,429)
    11 1/2% Senior Subordinated Notes................................  (55,000)
                                                                      --------
        Net adjustment to reflect Acquisition financing and the
         application of proceeds to repay existing debt.............. $356,339
                                                                      ========

(j) Amounts represent the elimination of the RPS Division's existing net book value.

(k) Adjustments to retained earnings (accumulated deficit) are as follows:

   Extraordinary loss on debt extinguishment:
    Write-off of deferred issuance costs associated with the
     Existing Credit Agreement.......................................  $(4,693)
    Write-off of deferred issuance costs associated with the 11 1/2%
     Senior Subordinated Notes.......................................   (2,925)
    Premiums paid to redeem 11 1/2% Senior Subordinated Notes at the estimated tender offer price of 119.512%........................  (10,732)
                                                                       -------
        Total extraordinary loss on debt extinguishment..............  (18,350)
   Other:
    Accruable restructuring expenses.................................   (6,200)
    Non accruable restructuring expenses.............................   (2,000)
    RPS division accumulated deficit eliminated in consolidation.....   49,611
                                                                       -------
        Total adjustment to retained earnings (accumulated deficit)..  $23,061
                                                                       =======

Note 4: Dividends are payable on the Company's ESOP Preferred Stock, the proceeds of which are used to service the Guaranteed ESOP Obligation.

                                                                     Exhibit (b)

         UNAUDITED PRO FORMA TOKHEIM CORPORATION FINANCIAL STATEMENTS
                            (AMOUNTS IN THOUSANDS)

  The following unaudited pro forma Tokheim Corporation financial statements have been adjusted to reflect the effects of the MSI Acquisition and the issuance of approximately 4.17 million Shares of Tokheim Common Stock pursuant to its 1998 Common Stock Offering. The Unaudited Pro Forma Tokheim Corporation Consolidated Condensed Statement of Earnings gives effect to the MSI Acquisition and the Common Stock Offering as if they had occurred on December 1, 1996. The Unaudited Pro Forma Tokheim Corporation Consolidated Condensed Balance Sheet gives effect to the MSI Acquisition and the Common Stock Offering as if they had occurred on November 30, 1997. The statements do not purport to represent what Tokheim's results of operations or financial position actually would have been if the MSI Acquisition and the Common Stock Offering had occurred as of such dates and are not necessarily indicative of future operating results or financial position. The Unaudited Pro Forma Tokheim Corporation Consolidated Condensed Statement of Earnings for the year ended November 30, 1997 and Pro Forma Tokheim Corporation Consolidated Condensed Balance Sheet as of November 30, 1997 were derived from the Tokheim's audited Consolidated Financial Statements.

             UNAUDITED PRO FORMA TOKHEIM CORPORATION CONSOLIDATED
                        CONDENSED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED NOVEMBER 30, 1997

                                                                                    TOKHEIM PRO
                                                                                     FORMA FOR
                                                                        COMMON      THE COMMON
                                                MSI       TOKHEIM PRO    STOCK         STOCK
                                            ACQUISITION    FORMA FOR   OFFERING      OFFERING
                                             PRO FORMA        MSI      PRO FORMA      AND MSI
                          TOKHEIM    MSI    ADJUSTMENTS   ACQUISITION ADJUSTMENTS   ACQUISITION
                          --------  ------  -----------   ----------- -----------   -----------
Net sales...............  $385,469  $7,803    $  --        $393,272     $  --        $393,272
Cost of sales, exclusive
 of items listed below..   283,932   3,820       --         287,752        --         287,752
Selling, general and
 administrative
 expenses...............    68,167   1,761       100 (a)     70,028        --          70,028
Depreciation and
 amortization...........     9,232      53     1,205 (b)     10,490        --          10,490
Merger and acquisition
 cost and other unusual
 items..................     3,493   1,347    (1,347)(c)      3,493        --           3,493
                          --------  ------    ------       --------     ------       --------
Operating income........    20,645     822        42         21,509        --          21,509
Interest expense, net...    16,451     (28)      912 (d)     17,335     (6,765)(f)     10,570
Other income, net.......    (1,003)    (36)      --          (1,039)       --          (1,039)
                          --------  ------    ------       --------     ------       --------
Earnings (loss) before
 income taxes and
 extraordinary loss.....     5,197     886      (870)         5,213      6,765         11,978
Income taxes............     1,217     --          2 (e)      1,219        676 (g)      1,895
                          --------  ------    ------       --------     ------       --------
Earnings (loss) before
 extraordinary loss.....  $  3,980  $  886    $ (872)      $  3,994     $6,089       $ 10,083
                          ========  ======    ======       ========     ======       ========
Preferred stock
 dividends ($1.94 per
 share).................  $ (1,512)                        $ (1,512)                 $ (1,512)
                          ========                         ========                  ========
Earnings (loss) before
 extraordinary loss
 applicable to common
 stock..................  $  2,468                         $  2,482                  $  8,571
                          ========                         ========                  ========
Earnings (loss) per
 common share:
 Primary
   Before extraordinary
    loss................  $   0.31                         $   0.31                  $   0.70
                          ========                         ========                  ========
   Weighted average
    number of shares
    outstanding.........     8,083                            8,083       4,170        12,253
                          ========                         ========     =======      ========
 Fully diluted
   Before extraordinary
    loss................  $   0.27                         $   0.27                  $   0.65
                          ========                         ========                  ========
   Weighted average
    number of shares
    outstanding.........     9,067                            9,067       4,170        13,327
                          ========                         ========     =======      ========

 UNAUDITED PRO FORMA TOKHEIM CORPORATION CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF NOVEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                                    TOKHEIM PRO
                                                                                       FORMA
                                               MSI       TOKHEIM PRO   COMMON        FOR STOCK
                                           ACQUISITION    FORMA FOR   OFFERING       OFFERING
                                            PRO FORMA        MSI      PRO FORMA       AND MSI
                          TOKHEIM    MSI   ADJUSTMENTS   ACQUISITION ADJUSTMENTS    ACQUISITION
                          --------  ------ -----------   ----------- -----------    -----------
ASSETS:
Current assets:
 Cash and cash
  equivalents...........  $  6,438  $1,020   $   --  (h)  $  7,458    $    --        $  7,458
 Accounts receivable,
  net...................    83,011   2,002      (850)(i)    84,163         --          84,163
 Net inventory..........    64,347     161       --         64,508         --          64,508
 Other current assets...     6,705       7       --          6,712         --           6,712
                          --------  ------   -------      --------    --------       --------
     Total current
      assets............   160,501   3,190      (850)      162,841         --         162,841
Property, plant &
 equipment, net.........    41,966     255       --         42,221         --          42,221
Other tangible assets...     9,184       7       --          9,191         --           9,191
Goodwill................    62,695     --        --         62,695         --          62,695
Other noncurrent assets
 and deferred charges...    16,273      42     4,821 (j)    21,136      (1,575)(m)     19,561
                          --------  ------   -------      --------    --------       --------
     Total assets.......  $290,619  $3,494   $ 3,971      $298,084    $ (1,575)      $296,509
                          ========  ======   =======      ========    ========       ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Liabilities:
 Current liabilities:
   Current portion of
    long-term debt......  $  2,391  $  --    $   --       $  2,391    $    --        $  2,391
   Notes payable, bank..        98     --        --             98         --              98
   Cash overdraft.......    10,575     --        --         10,575         --          10,575
   Accounts payable and
    accruals............   105,787   1,373       --        107,160      (1,342)(n)    105,818
                          --------  ------   -------      --------    --------       --------
     Total current
      liabilities.......   118,851   1,373       --        120,224      (1,342)       118,882
 Long-term debt.........     4,397     --        --          4,397         --           4,397
 Existing credit
  agreement.............    24,090     --     12,000 (k)    36,090     (27,932)(o)      8,158
 Senior subordinated
  notes.................    90,000     --        --         90,000     (35,000)(n)     55,000
 Guaranteed ESOP
  obligation............     9,429     --        --          9,429         --           9,429
 Postretirement
  benefits..............    14,378     --        --         14,378         --          14,378
 Minimum pension
  liability.............     2,173     --        --          2,173         --           2,173
 Minority interest......     1,319     --        --          1,319         --           1,319
 Other long-term
  liabilities...........     5,511     --        --          5,511         --           5,511
                          --------  ------   -------      --------    --------       --------
     Total liabilities..   270,148   1,373    12,000       283,521     (64,274)       219,247
Redeemable convertible
 preferred stock........    24,000     --        --         24,000         --          24,000
Guaranteed ESOP
 obligation.............    (9,429)    --        --         (9,429)        --          (9,429)
Preferred treasury stock
 at cost................    (4,718)    --        --         (4,718)        --          (4,718)
                          --------  ------   -------      --------    --------       --------
     Total preferred
      equity............     9,853     --        --          9,853         --           9,853
Common stock............    21,158     300      (300)(l)    21,158      67,724 (p)     88,882
Minimum pension
 liability..............    (2,173)    --        --         (2,173)        --          (2,173)
Foreign currency
 translation
 adjustments............   (18,048)    --        --        (18,048)        --         (18,048)
Retained earnings
 (accumulated deficit)..     9,821   1,821    (7,729)(l)     3,913      (5,025)(n)     (1,112)
Common treasury stock at
 cost...................      (140)    --        --           (140)        --            (140)
                          --------  ------   -------      --------    --------       --------
     Total common
      equity............    10,618   2,121    (8,029)        4,710      62,699         67,409
                          --------  ------   -------      --------    --------       --------
     Total liabilities
      and shareholders'
      equity............  $290,619  $3,494   $ 3,971      $298,084    $ (1,575)      $296,509
                          ========  ======   =======      ========    ========       ========

 (a)  Reflects additional compensation paid to the president of MSI pursuant to an employment agreement entered into at the time
      of the MSI Acquisition........................................   $   100
 (b)  Reflects additional amortization expense related to $4,821 of the purchase price that has been allocated to internally
      developed software, which is being amortized over a four-year
      period........................................................   $ 1,205
 (c)  Reflects the elimination of a nonrecurring charge of $980 that relates to a bonus paid to the principal shareholder of MSI.
      Also reflects the elimination of bonuses paid to employees of
      MSI in anticipation of the sale to Tokheim, offset by expected bonuses anticipated to be paid by Tokheim to senior management
      of MSI........................................................   $(1,347)
 (d)  Additional interest expense related to the $12,000 of
      additional borrowings under the Existing Credit Agreement to fund the purchase of MSI at a 7.6% weighted average interest
      rate..........................................................   $   912
 (e)  MSI has been incorporated into Tokheim's consolidated federal tax return. As such, Tokheim has available approximately
      $24,669 of NOL carryforwards, which are offset by a
      corresponding valuation allowance. Therefore, federal tax
      provisions are only recorded for book purposes equal to the expected Alternative Minimum Tax ("AMT") liability. The pro forma provision for taxes is calculated as follows:
        State and local tax provision for MSI's pre-tax earnings at
         an 8.0% effective tax rate..................................  $    71
        Federal tax provision for MSI's pre-tax pro forma earnings reduced by 90% for utilization of Tokheim's Net Operating
         Loss ("NOL") carryforwards with the remaining amount taxed
         at a 20% AMT rate...........................................       18
        Reduction of state and local tax provision for pre-tax pro
         forma earnings at an 8.0% effective tax rate................      (70)
        Federal tax provision for MSI's pre-tax pro forma earnings reduced by 90% for utilization of NOL carryforwards, with
         the remaining amount taxed at a 20% AMT rate................      (17)
                                                                       -------
                                                                       $     2
                                                                       =======
 Note: In addition to the above pro forma adjustments, the Company will incur a one-time charge to operations for the writedown of in-process research and development, of which technological feasibility has not yet been determined and which has no alternative future use. This charge to earnings of approximately $5,908 will be recorded in the first quarter of 1998.
 (f)  Pro forma adjustments to interest expense:
        Decreased interest expense related to a portion of the
         $12,000 of additional borrowings under the Existing Credit
         Agreement to fund the purchase of MSI at a 7.6% interest
         rate........................................................  $(1,382)
        Decreased interest expense related to the $35,000 of 11 1/2%
         Senior Subordinated Notes redeemed at 11.5%.................   (4,025)
        Decreased interest expense related to the $10,000 of 11 1/2%
         Senior Subordinated Notes repurchased using proceeds from
         the Existing Credit Agreement ($10,000 at 11.5% for 10.5
         months, $10,000 at 7.6% for 1.5 months).....................   (1,101)
        Decrease in amortization expense related to a pro rata share of deferred issuance cost written off to extraordinary loss
         on debt retirement..........................................     (257)
                                                                       -------
                                                                        (6,765)
                                                                       =======
 (g)  Pro forma provision for taxes:
        State and local tax provision at an 8.0% effective tax rate..  $   541
        Federal tax provision for pre-tax earnings reduced by 90% for utilization of NOL carryforwards, with the remaining amount
         taxed at a 20% AMT rate.....................................      135
                                                                       -------
                                                                       $   676
                                                                       =======

(h)Pro forma adjustment to cash:
    Reflects the repayment of a loan from a minority shareholder....  $    850
    Reflects an adjustment to record a distribution of cash
     dividends to MSI shareholders prior to the acquisition.........  $   (850)
                                                                      --------
                                                                      $    --
                                                                      ========
(i)Reflects the repayment of a loan from a minority shareholder.....  $   (850)
(j)Reflects the purchase price allocation to capitalized software costs to be amortized over a four-year life....................  $  4,821
(k)To record additional borrowings under the Existing Credit
     Agreement to fund the MSI Acquisition..........................  $ 12,000
(l)Pro forma adjustment to shareholders' equity:
    Elimination of MSI's common stock...............................  $   (300)
                                                                      ========
    To record the one-time write down of in-process research and
     development....................................................    (5,908)
    Reflects an adjustment to record a distribution of cash
     dividends to MSI shareholders prior to the MSI Acquisition.....      (850)
    Elimination of MSI's retained earnings..........................      (971)
                                                                      --------
      Total adjustment to retained earnings.........................  $ (7,729)
                                                                      --------
      Total adjustment to shareholders' equity......................  $ (8,029)
                                                                      ========
(m)Decrease in deferred issuance cost related to a 35% write down of the unamortized balance........................................  $ (1,575)
(n)Redemption of 11 1/2% Senior Subordinated Notes
    Redemption of 11 1/2% Senior Subordinated Notes with Common
     Stock Offering proceeds........................................  $(35,000)
    Elimination of four months of accrued interest on the $35,000 of
     redeemed 11 1/2% Senior Subordinated Notes.....................    (1,342)
    Redemption premiums, charged to equity..........................    (3,450)
    Pro rata write-off of deferred debt issuance costs, charged to
     equity.........................................................    (1,575)
                                                                      --------
                                                                      $(41,367)
                                                                      ========
(o)Pro forma adjustments to Existing Credit Agreement:
    Repayment of funds borrowed to repurchase $10,000 of 11 1/2%
     Senior Subordinated Notes......................................  $(10,000)
    Repayment of funds borrowed to purchase MSI.....................   (12,000)
    Repayment of borrowed to provide Working Capital................    (5,932)
                                                                      --------
                                                                      $(27,932)
                                                                      ========
(p)Increase in Common Stock reflecting net proceeds of the Common
     Stock Offering.................................................  $ 67,724
Note: In addition to the pro forma adjustments, the Company will incur a one-time extraordinary loss of $4,964 which reflects the premiums paid to redeem the 11 1/2% Senior Subordinated Notes and to write off a pro rata share of the original deferred issuance cost.